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                                                                     EXHIBIT 4-1
                                 [FORM OF NOTE]


Registered
No. ______
CUSIP 55268K____

                  If Indicated on the face hereof that this note is a global security, unless and until it is exchanged in whole or in part for the individual securities represented hereby, it may not be transferred except as a whole by the depositary to a nominee OF THE depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any such nominee to a successor depositary or a nominee of such successor depositary, unless this certificate is presented by an authorized representative of the Depository Trust Company (55 Water Street, New York, New
York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of the depository Trust Company and any payment is made to Cede & Co. ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                           MCN ENERGY ENTERPRISES INC.

                           MEDIUM-TERM NOTES, SERIES C
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                            .........................

                  If applicable, the "Total Amount of OID", "Yield to Maturity" and "Initial Accrual Period OID" (computed under the designated method) below will be completed solely for the purposes of applying the Federal income tax original issue discount ("OID") rules.

Floating Rate Note [ ]                               ______% Fixed Rate Note [ ]
Global Security: [ ] Yes [ ] No

Original Issue Date:                                 Principal Amount:
Interest Accrual Date:                               Issue Price:
Interest Payment Dates:
Stated Maturity:
Optional Repayment
 Date(s):                                            Repayment Price(s):
Total Amount of OID:
Yield to Maturity:
Initial Accrual
 Period OID:



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Initial Redemption Date:
Initial Redemption Percentage:____%
Annual Redemption Percentage Reduction:____%

Other Provisions:


                Only Applicable if this is a Floating Rate Note:

Initial Interest Rate:                          Spread (plus or minus):
Index Maturity:                                 Spread Multiplier:
Base Rate:                                      Maximum Interest Rate:
Interest Reset Period:                          Minimum Interest Rate:
Interest Reset Dates:
Interest Determination Dates:
Interest Payment Period:
Calculation Dates:






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                  MCN ENERGY ENTERPRISES INC.(f/k/a MCN Investment Corporation),
a corporation duly organized and existing under the laws of Michigan (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay
to               or registered assigns, the principal sum of         Dollars at
Stated Maturity as set forth above and to pay interest thereon as described below.

                  The principal of (and premium, if any) and interest on this Note are payable by the Company in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

                  REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH BELOW, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

                  Unless the certificate of authentication hereon has been executed by the Trustee under the Indenture by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

                                             MCN ENERGY ENTERPRISES INC.

                                             By_________________________________

Attest:
__________________________________                          [SEAL]
           Secretary

Trustee's Certificate of
   Authentication

This is one of the
     Securities of the series
     provided for under the
     within-mentioned Indenture.

Bank One Trust Company, NA,
 as Trustee

By:  _____________________________
          Authorized Signatory



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         1.    This Note is one of a duly authorized issue of securities of the
Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of September 1, 1995 (herein called the "Indenture"), between the Company and Bank One Trust Company, NA (f/k/a NBD
Bank), as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. As provided in the Indenture, the Securities may be issued in one or more series which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This Note is one of a series designated on the face hereof as Medium-Term Notes, Series C (the "Notes"), limited to $620,000,000 in aggregate principal amount. The Notes of this series may be issued at various times with different maturity dates and different principal repayment provisions, may bear interest at different rates, and may otherwise vary, all as provided in the Indenture.

         2. A. The regular record date (the "Regular Record Date") for a Fixed Rate Note will be the fifteenth day, whether or not a Business Day, of the calendar month immediately preceding the month in which the related Interest Payment Date (as defined below) occurs and for a Floating Rate Note will be the fifteenth day, whether or not a Business Day, immediately preceding the related Interest Payment Date (as defined below) (unless otherwise shown on the face hereof or specified in paragraph B below). Interest which is payable and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name the Note is registered at the close of business on the Regular Record Date for such Interest Payment Date; provided, however, that interest payable on the Interest Payment Date occurring at Stated Maturity will be to the person to whom principal shall be payable. "Maturity Date" means the date on which the principal amount hereof becomes due and payable, whether at Stated Maturity or earlier by declaration of acceleration, call for redemption, repayment or otherwise. Notwithstanding the foregoing, any interest that is payable but not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the registered owner hereof on such Regular Record Date, and may be paid to the person in whose name such note is registered on the close of business on a special record date (the "Special Record Date") for the payment




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of such Defaulted Interest to be fixed by the Trustee, notice whereof having been given to the Holder of such Note not less than ten days prior to such Special Record Date, or may be paid at any time and in any other lawful manner, or as more fully provided in the Indenture. The term "Business Day" as used herein shall mean any day other than a Saturday or Sunday, which is (i) not a day on which banking institutions or trust companies in the City of New York are authorized or required by law, regulation or executive order to close and (ii) if such Note is a LIBOR Note (as defined below), a London Business Day. "London Business Day" with respect to any Note means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market. In connection with any calculations, all percentages resulting from any calculation on Floating Rate Notes will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upwards, and all dollar amounts used in or resulting from such calculation on Floating Rate Notes will be rounded to the nearest cent, with one-half cent being rounded upwards.

         B. If this is a Fixed Rate Note, the Company promises to pay interest on the principal amount at the rate per annum shown on the face hereof until the principal amount hereof is paid or duly made available for payment. Unless otherwise provided on the face hereof, the Company will pay interest semi-annually in arrears on March 1 and September 1 (each an "Interest Payment Date"), commencing with the Interest Payment Date immediately following the Original Issue Date shown on the face hereof and at the Maturity Date; provided, however, that the first payment of interest on any Fixed Rate Note with an Original Issue Date shown on the face hereof between a Regular Record Date and an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Regular Record Date; provided, further, that any payment required to be made on a date that is not a Business Day need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such date, and no additional interest shall accrue as a result of such delayed payment. Unless otherwise specified on the face hereof the Regular Record Date with respect to Interest Payment Dates occurring on March 1 and September 1 shall be the preceding February 15 and August 15, respectively. Interest will accrue from and including the most recent Interest Payment Date or, if no interest has been paid or duly provided for, from and including the Original Issue Date on the face hereof, to, but excluding the Interest Payment Date. The amount of such interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months.

         C. If this is a Floating Rate Note, the Company promises to pay interest on the principal amount at the rate per annum determined in accordance with the provisions below under the heading "Determination of CD Rate", "Determination of CMT





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Rate", "Determination of Commercial Paper Rate", "Determination of Eleventh
District Cost of Funds Rate", "Determination of Federal Funds Rate", "Determination of LIBOR", "Determination of Prime Rate" or "Determination of Treasury Rate", depending upon whether the Base Rate specified above is CD Rate, CMT Rate, Commercial Paper Rate, Eleventh District Cost of Funds Rate, Federal Funds Rate, LIBOR, Prime Rate or Treasury Rate, respectively, and in accordance with any applicable provisions on the face hereof under the heading "Other Provisions", until the principal hereof is paid or duly made available for payment. The Company will pay interest monthly, quarterly, semi-annually or annually as specified on the face hereof under "Interest Payment Period", commencing with the first Interest Payment Date specified on the face hereof next succeeding the Original Issue Date, and at the Maturity Date; provided, however, that the first payment of interest on any Floating Rate Note with an Original Issue Date shown on the face hereof between a Regular Record Date and an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Regular Record Date. Unless otherwise provided on the face hereof and below, interest will be payable, in the case of Floating Rate Notes that reset daily, weekly, or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified on the face hereof; in the case of Floating Rate Notes that reset quarterly, on the third Wednesday of March, June, September and December of each year; in the case of Floating Rate Notes that reset semiannually, on the third Wednesday of each of two months of each year specified on the face hereof; and in the case of Floating Rate Notes that reset annually, on the third Wednesday of the one month of each year specified on the face hereof (each such day being an "Interest Payment Date") and, in each case, on the Maturity Date. If any Interest Payment Date for any Floating Rate Note (other than the Stated Maturity) would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding day that is a Business Day, except that in the case of a LIBOR Note, if such Business Day falls in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day. If the Stated Maturity of a Floating Rate Note falls on a day that is not a Business Day, the required payment of principal, premium, if any, and/or interest will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest shall accrue on such payment for the period from and after the Stated Maturity to the date of such payment on the next succeeding Business Day.

         The interest payable on a Floating Rate Note on each Interest Payment Date will include accrued interest from and including the Original Issue Date or from and including the last date in respect of which interest has been paid or duly provided for, as the case may be, to but excluding such Interest Payment Date or the Maturity Date, as the case may be. Such accrued interest will be calculated by multiplying the principal amount of such Note by an accrued interest factor. Such accrued




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


interest factor will be computed by adding the interest factor calculated for each day in the period for which accrued interest is being calculated. Unless otherwise specified on the face hereof, the interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each such day is computed by dividing the interest rate in effect on such day by 360, if the Base Rate is CD Rate, Commercial Paper Rate, Eleventh District Cost of Funds Rate, LIBOR, Federal Funds Rate or Prime Rate, or by the actual number of days in the year if the Base Rate is the CMT Rate or the Treasury Rate, as indicated on the face hereof. For purposes of making the foregoing calculation, the interest rate in effect on any Interest Reset Date will be the applicable rate as reset on such date. The interest rate in effect from the Original Issue Date to the first Interest Reset Date (the "Initial Interest Rate") will be determined as if the Original Issue Date were an Interest Reset Date. Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, shown on the face hereof. In addition, the interest rate hereon shall in no event be higher than the maximum rate, if any, permitted by Michigan law, as the same may be modified by United States law of general application. Commencing with the first Interest Reset Date specified on the face hereof following the Original Issue Date and thereafter upon each succeeding Interest Reset Date specified on the face hereof, the rate at which interest on a Floating Rate Note is payable shall be adjusted as specified on the face hereof under Interest Reset Period; provided, however, that if any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next day that is a Business Day, except that (i) if the Base Rate is LIBOR and such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day or (ii) if the Base Rate is Treasury Rate and the Interest Reset Date falls on a date which is an auction date, the Interest Reset Date shall be the following day that is a Business Day.

         The interest rate applicable to each Interest Reset Period commencing on the Interest Reset Date will be the rate determined as of the applicable Interest Determination Date on or prior to the related Calculation Date (as defined below). The "Interest Determination Date" with respect to the CD Rate, CMT Rate, Commercial Paper Rate, Federal Funds Rate and Prime Rate will be the second Business Day immediately preceding the applicable Interest Reset Date and the Interest Determination Date with respect to LIBOR will be the second London Business Day immediately preceding the applicable Interest Reset Date. With respect to the Eleventh District Cost of Funds Rate, the Interest Determination Date will be the last working day of the month immediately preceding each Interest Reset Date on which the




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Federal Home Loan Bank of San Francisco publishes the Index. With respect to the
Treasury Rate, the Interest Determination Date will be the day in the week in which the applicable Interest Reset Date falls on which day direct obligations of the United States ("Treasury Bills") of the Index Maturity specified on the face hereof are normally auctioned. Treasury Bills are normally sold at an auction held on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday; provided, however, that if an auction is held on the Friday of the week preceding the applicable Interest
Reset Date, the Interest Determination Date will be such preceding Friday.

         Unless otherwise provided on the face hereof, the "Calculation Date", if applicable, pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date, or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or the Maturity Date, as the case may be.

         Subject to applicable provisions of law and except as specified herein, on each Interest Reset Date the rate of interest shall be the rate determined in accordance with the provisions of the applicable heading below.

Determination of CD Rate. If the Base Rate indicated on the face hereof is the CD Rate, the interest rate shall equal the rate on the Interest Determination Date specified on the face hereof for negotiable certificates of deposit having the Index Maturity specified on the face hereof as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates", or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "CDs (Secondary Market)" or, if not so published by 3:00 p.m., New York City time, on the related Calculation Date, the rate on such Interest Determination Date for negotiable certificates of deposit of the Index Maturity designated on the face hereof as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. Quotations for U.S. Government Securities" or any successor publication ("Composite Quotations") under the heading "Certificates of Deposit." If such rate is not published by either H.15(519) or Composite Quotations by 3:00 p.m., New York City time, on the related Calculation Date, then the CD Rate on such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market rates as of 10:00 a.m., New York City time, on such Interest Determination Date of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York (which may include any of the Agents or their affiliates) selected by the




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Calculation Agent for negotiable certificates of deposit of major United States money market banks for negotiable certificates of deposit with a remaining maturity closest to the Index Maturity designated on the face hereof in an amount that is representative for a single transaction in that market at that time. In each of the above cases, the rate shall be adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof. If the dealers selected as aforesaid by the Calculation Agent are not quoting rates as mentioned in this sentence, the CD Rate determined as of such Interest Determination Date will be the CD Rate in effect on such Interest Determination Date.

Determination of CMT Rate. If an Interest Rate Basis for this Note is specified on the face hereof as the CMT Rate, the CMT Rate shall be determined as of the applicable Interest Determination Date (a "CMT Rate Interest Determination Date") as the rate displayed on the Designated CMT Telerate Page (as defined below) under the caption "...Treasury Constant Maturities...Federal Reserve Board Release H.15...Mondays Approximately 3:45 P.M.", under the column for the Designated CMT Maturity Index (as defined below) for (i) if the Designated CMT Telerate Page is 7051, or any other page as may replace such page on such service, the rate on such CMT Rate Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, or any other page as may replace such page on such service, the weekly or monthly average, as specified on the face hereof, for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which such CMT Rate Interest Determination Date falls. If such rate is no longer displayed on the relevant page or is not so displayed by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index as published in H.15(519). If such rate is no longer published or is not so published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for such CMT Rate Interest Determination Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in H.15(519). If such information is not so provided by 3:00 P.M., New York City time, on the related Calculation Date, then such CMT Rate on the CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date reported, according



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to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United Stated ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent is unable to obtain three such Treasury Note quotations, the CMT Rate on such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 P.M., New York City time , on such CMT Rate Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating th highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)),for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closet to the Designated CMT Maturity Index and in an amount of at least U.S. $100 million. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be calculated by the Calculation Agent based on the arithmetic mean of the offered rates obtained and neither the highest nor the lowest of such quotes will be eliminated; provided, however, that if fewer than three Reference Dealers selected by the Calculation Agent are quoting as mentioned herein, the CMT Rate determined as of such CMT Rate Interest Determination Date will be the CMT Rate in effect on such CMT Rate Interest Determination Date. If two Treasury Notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the Calculation Agent will obtain from five Reference Dealers quotations for the Treasury Note with the shorter remaining term to maturity. In each of the above cases, the rate shall be adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof.

        "Designated CMT Telerate Page" means the display on Bridge Telerate, Inc. (or any successor service) on the page specified on the face hereof (or any other page as may replace such page on such service) for the purpose of displaying Treasury Constant Maturities as reported in H.15(519) or, if no such page is specified on the face hereof, page 7052.


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         "Designated CMT Maturity Index" means the original period to maturity of the United States Treasury securities (either 1, 2, 3, 5, 7, 10, 20, or 30 years) specified on the face hereof with respect to which the CMT Rate will be calculated or, if no such maturity is specified on the face hereof, 2 years.

Determination of Commercial Paper Rate. If the Base Rate indicated on the face hereof is the Commercial Paper Rate, the interest rate shall equal the Money Market Yield (as defined below) on the Interest Determination Date specified on the face hereof of the rate for commercial paper having the Index Maturity specified on the face hereof, as such rate shall be published in H.15(519) under the heading "Commercial Paper-Nonfinancial." In the event that such rate is not published by 3:00 p.m., New York City time, on the related Calculation Date, then the Commercial Paper Rate will be the Money Market Yield on such Interest Determination Date of the rate for commercial paper of the Index Maturity specified on the face hereof as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Commercial Paper-Nonfinancial." If by 3:00 p.m., New York City time, on the related Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the Commercial Paper Rate on such Interest Determination Date will be calculated by the Calculation Agent and will be the Money Market Yield of the arithmetic mean of the offered rates, at approximately 11:00 a.m., New York City time, on such Interest Determination Date of three leading dealers of commercial paper in The City of New York (which may include any of the Agents or their affiliates) selected by the Calculation Agent for commercial paper having the Index Maturity designated on the face hereof placed for industrial issuers whose bonds are rated "AA", or the equivalent, from a nationally recognized statistical rating organization. In each of the above cases, the rate shall be adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof. If the dealers selected as aforesaid are not quoting rates described in this sentence, the Commercial Paper Rate will be the Commercial Paper Rate in effect on such Interest Determination Date.

         "Money Market Yield" means yield (expressed as a percentage) calculated in accordance with the following formula:



         Money Market Yield =                    D x 360       x 100
                                           ------------------
                                             360 - (D x M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the interest period for which interest is being calculated.




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Determination of Eleventh District Cost of Funds Rate. If the Base Rate for this
Note is indicated on the face hereof as Eleventh District Cost of Funds Rate, the Eleventh District Cost of Funds Rate shall be determined as of the applicable Interest Determination Date (an "Eleventh District Cost of Funds Rate Interest Determination Date") as the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which such Eleventh District Cost of Funds Rate Interest Determination Date falls, as set forth under the caption "11th District" on the display on Bridge Telerate, Inc. (or any successor service) on page 7058 or any other page as may replace such page on such service ("Telerate Page 7058") as of 11:00 A.M., San Francisco time, on such Eleventh District Cost of Funds Rate Interest Determination Date. If such rate does not appear on Telerate Page 7058 on such Eleventh District
Cost of Funds Rate Interest Determination Date, then the Eleventh District Cost of Funds Rate on such Eleventh District Cost of Funds Rate Interest
Determination Date shall be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District ("FHLB")that was most recently announced (the"Index") by the FHLB of San Francisco as such cost of funds for the calendar month immediately preceding such Eleventh
District Cost of Funds Rate Interest Determination Date. In each of the above cases, the rate shall be adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof. If the FHLB of San Francisco fails to announce the Index on or prior to such Eleventh District Cost of Funds Rate Interest Determination Date for the calendar month immediately preceding such Eleventh District Cost of Funds Rate Interest Determination Date, the Eleventh District Cost of Funds Rate determined as of such Eleventh District
Cost of Funds Rate Interest Determination Date will be the Eleventh District
Cost of Funds Rate in effect on such Eleventh District Cost of Funds Rate Interest Determination Date.

Determination of Federal Funds Rate. If the Base Rate indicated on the face hereof is the Federal Funds Rate, the interest rate shall equal the rate on the Interest Determination Date specified on the face hereof for federal funds as published in H.15(519) under the heading "Federal Funds (Effective)" or, if not so published by 3:00 p.m., New York City time, on the related Calculation Date, the rate on such Interest Determination Date as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Federal Funds (Effective)." If by 3:00 p.m., New York City time, on the related Calculation Date such rate is not published in either H.15(519) or Composite Quotations, then the Federal Funds Rate on such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United



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States dollar federal funds arranged by three leading brokers of federal funds transactions in The City of New York (which may include any of the Agents or their affiliates) selected by the Calculation Agent prior to 9:00 a.m., New York City time, on such Interest Determination Date. In each of the above cases, the rate shall be adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof. If the brokers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Interest Determination Date will be the Federal Funds Rate in effect on such Interest Determination Date.

Determination of LIBOR. If the Base Rate indicated on the face hereof is LIBOR, the interest rate with respect to the Interest Determination Date specified on the face hereof shall be determined in accordance with the following provisions:

        (i) With respect to an Interest Determination Date, LIBOR will be either: (a) if "LIBOR Reuters" is specified on the face hereof, the arithmetic mean of the offered rates (unless the specified Designated LIBOR Page by its terms provides for only a single rate, in which case such single rate shall be used) for deposits in U.S. dollars having the Index Maturity specified on the face hereof, commencing on the second London Business Day immediately following such Interest Determination Date, which appear on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on such Interest Determination Date, if at least two such rates appear (unless, as aforesaid, only a single rate is required) on the Reuters Screen LIBO Page ("LIBOR Reuters"), or (b) if "LIBOR Telerate" is specified on the face hereof or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified as the method for calculating LIBOR, the rate for deposits in U.S. dollars having the Index Maturity designated on the face hereof, commencing on the second London Business Day immediately following such Interest Determination Date, that appears on the Telerate Page 3750 as of 11:00 a.m., London time, on such Interest Determination Date ("LIBOR Telerate").

        (ii) With respect to an Interest Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the designated LIBOR page as specified above, LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars having the Index Maturity designated on the face hereof are at approximately 11:00 a.m., London time, on such Interest Determination Date by four reference major banks ("Reference Banks") in the London interbank market selected by the Calculation Agent to prime banks in the London interbank market commencing on the second London Business Day immediately following such Interest Determination Date and in a principal amount that is representative for a single transaction in such market at such time. The Calculation Agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR for such Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR for such Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York City time, on such Interest Determination Date by three major banks (which may include the Agents) in The City of New York selected by Calculation Agent for loans in U.S. dollars to leading European banks having the specified Index Maturity designated on the face hereof and in a principal amount that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined as of such Interest Determination Date will be LIBOR in effect on such Interest Determination Date.

    In each of the above cases, the rate shall be adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof.

    Unless otherwise indicated on the face hereof, "Reuters Screen LIBO Page" means the display designated as Page "LIBO" on the Reuters Monitor Money Rate Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank rates of major banks). "Telerate Page 3750" means the display designated as page "3750" on the Bridge Telerate Inc. (or such other page as may replace the 3750 page on that service or such other service or service as may be nominated by the British Bankers' Association for the purpose of displaying London interbank rates for U.S. dollar deposits).

Determination of Prime Rate. If the Base Rate, indicated on the face hereof is the Prime Rate, the interest rate shall equal the rate on the Interest Determination Date specified on the face hereof as published in H.15(519) under the heading "Bank Prime Loan." If such rate is not published prior to 3:00 p.m., New York time, on the related Calculation Date, then the Prime Rate shall be the arithmetic mean of the rates of interest publicly announced by at least four banks that appear on the Reuters Screen USPRIME1 Page (as defined below) as such bank's prime rate or base lending rate as in effect for such Interest Determination Date. If fewer than four such rates appear on the Reuters Screen USPRIME1 Page for such Interest Determination Date, the Prime Rate shall be the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Interest

Determination Date by four major money center banks in The City of New York selected by the Calculation Agent. If fewer than two such rates appear on the Reuters Screen USPRIME1 Page, the Prime Rate will be determined by the Calculation Agent on the basis of the rates furnished in The City of New York by three substituted banks or trust companies organized and doing business under the laws of the United States, or any State thereof, having total equity capital of at least $500 million and being subject to supervision or examination by Federal or State authority, selected by the Calculation Agent to provide such rate or rates. In each of the above cases, the rate shall be adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof. If the banks or trust companies selected as aforesaid are not quoting as mentioned in the second preceding sentence, the Prime Rate determined as of such Interest Determination Date will be the Prime Rate in effect on such Interest Determination Date.

         "Reuters Screen USPRIME1 Page" means the display designated as page "USPRIME1" on the Reuters Monitor Money Rates Service (or such other page as may replace the USPRIME1 page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

Determination of Treasury Rate. If the Base Rate indicated on the face hereof is the Treasury Rate, the interest rate shall equal the rate on the Interest Determination Date specified on the face hereof applicable to the most recent auction of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified on the face hereof, as such rate shall be published in H.15(519) under the heading "Treasury Bills -- auction average (investment)" or, in the event that such rate is not published by 3:00 p.m., New York City time, on the related Calculation Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury Bills having the Index Maturity designated on the face hereof are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held in a particular week, then the Treasury Rate will be calculated by the Calculation Agent and will be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Interest Determination Date, of three leading primary United States government securities dealers (which may include any of the Agents or their affiliates) selected by such Calculation Agent for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified on the face hereof. In each of the above cases, the rate shall be adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof. If the dealers selected as aforesaid by the Calculation Agent are not quoting bid rates as described in this sentence, then the Treasury Rate determined as of such Interest Determination Date will be the Treasury Rate in effect on such Interest Determination Date.

         3. Unless otherwise specified on the face hereof, Bank One Trust Company, NA, shall be the Calculation Agent. The Calculation Agent shall calculate the interest rate in accordance with the foregoing and will confirm in writing such calculation to the Trustee and any Paying Agent. Neither the Trustee nor any Paying Agent shall be responsible for any such calculation. At the request of the Holder hereof the Calculation Agent will provide to the Holder hereof the interest rate hereon then in effect and, if determined, the interest rate which will become effective as of the next Interest Reset Date.

         4. Unless indicated on the face hereof that this Note is a Global Security, payments of interest (other than interest payable at the Maturity
Date) will be made by mailing a check to the Holder at the address of the Holder appearing on the Securities Register on the applicable Record Date or by wire transfer of immediately available funds, but only if appropriate payment instructions have been received in writing by the Company's Paying Agent in the City of Detroit not less that 15 days prior to the applicable Interest Payment Date. Unless indicated on the face hereof that this Note is a Global Security, principal and any premium and interest payable at the Maturity Date will be paid in immediately available funds upon surrender of such Note at the office of a Paying Agent in the City of Detroit or at such other office or agency as the Company may designate. If indicated on the face hereof that this Note is a Global Security, the principal hereof and any premium and interest due on any Interest Payment Date or at the Maturity Date will be made available to the Trustee on such date. As soon as possible thereafter, the Trustee will make such payments to the Depositary in immediately available funds in accordance with existing arrangements between the Trustee and the Depositary.

         5. Unless otherwise specified on the face hereof, the Notes will not be subject to any sinking fund. The Notes will be redeemable at the option of the Company prior to the Stated Maturity only if an Initial Redemption Date is specified on the face hereof. If so specified, the Notes will be subject to redemption at the option of the Company on any date on and after the applicable Initial Redemption Date in whole or from time to time in part in increments of $1,000 or the minimum denomination specified on the face hereof (provided that any remaining principal amount thereof shall be at least $1,000 or such minimum denomination), at the applicable Redemption Price (as defined below) on notice given not more than 45 nor less than 30 days prior to the date of redemption and in accordance with the provisions of the Indenture. "Redemption Price", with respect to an Note, means an amount equal to the sum of (i) the Initial Redemption Percentage specified on the face hereof (as adjusted by the Annual Redemption Percentage Reduction, if applicable) multiplied by the unpaid principal amount of the portion to be redeemed plus (ii) accrued interest to the date of redemption. The Initial Redemption Percentage, if any, applicable to a Note shall decline at each anniversary of the Initial Redemption Date by an amount equal to the applicable Annual Redemption Percentage Reduction, if any, until the Redemption Price is equal to 100% of the unpaid principal amount thereof or the portion thereof to be redeemed.

        6. If so specified on the face hereof, the Notes will be repayable by the Company in whole or in part at the option of the Holders thereof on their respective Optional Repayment Dates specified on the face hereof. If no Optional Repayment Date is specified with respect to a Note, such Note will not be repayable at the option of the Holder thereof prior to Stated Maturity. Any repayment in part will be in increments of $1,000 or the minimum denomination specified on the face hereof (provided that any remaining principal amount thereof shall be at least $1,000 or such minimum denomination). Unless otherwise specified on the face hereof, the repayment price for any Note to be repaid means an amount equal to the sum of (i) 100% of the unpaid principal amount thereof or the portion thereof plus (ii) accrued interest to the date of repayment. For any Note to be repaid, such Note must be received, together with the form thereon entitled "Option to Elect Repayment" duly completed, by the Trustee at its Corporate Trust Office (or such other address of which the Company shall from time to time notify the Holders) not more than 60 nor less than 30 days prior to the date of repayment. Exercise of such repayment option by the Holder will be irrevocable.

              If indicated on the face hereof that this Note is a Global Security, the option for repayment may be exercised by the applicable Participant that has an account with the Depositary, on behalf of the Holder of any beneficial interest in this Note, by delivering a written notice substantially similar to the above mentioned form to the Trustee at its Corporate Trust Office (or such other address of which the Company shall from time to time notify the Holders), not more than 60 nor less than 30 days prior to the date of repayment. A notice of election from the applicable Participants on behalf of the Holder of any beneficial interest in this Note, to exercise its option to have such Note repaid must be received by the Trustee by 5:00 p.m., New York City time, on the last day for giving such notice. In order to ensure that notice is received by the Trustee on a particular day, the Holder of any beneficial interest in this Note, must so direct the applicable

Participant before such Participant's deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, the Holder of any beneficial interest in this Note should consult the Participant through which it owns its interest therein for the respective deadlines for such Participant. All notices shall be executed by a duly authorized officer of such Participant (with signature guaranteed) and shall be irrevocable. In addition, the Holder of any beneficial interest in this Note, shall effect delivery at the time such notice of election is given to the Depositary by causing the applicable Participant to transfer such Holder's interest in this Note on the Depositary's records, to the Trustee.

         7. If an Event of Default with respect to the Notes shall occur and be continuing, the principal of all of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture. If the principal of any Original Issue Discount Note is declared to be due and payable as described in the Indenture, the amount of principal due and payable with respect to such Note shall be limited to the sum of the aggregate stated principal amount of such Note multiplied by the Issue Price (expressed as a percentage of the aggregate principal amount) indicated on the face hereof plus the original issue discount accrued from the Original Issue Date indicated on the face hereof to the date of declaration, which accrual shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles) in effect on the date of declaration. An Original Issue Discount Note is a Note that has a stated redemption price at its maturity that exceeds its Issue Price by an amount equal to or greater than a de minimis amount (0.25% of the stated redemption price at maturity multiplied by the number of complete years to the Stated Maturity for such Note) and any other Note designated by the Company as issued with original discount.

         8. The Indenture may be modified by the Company and the Trustee without consent of any Holder with respect to certain matters as described in the Indenture. In addition, the Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and MCN Energy Group Inc. ("MCN") and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company, MCN and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company or MCN with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall bind such Holder and all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         9. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

         10. The Notes of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same.

         11. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same maturity and aggregate principal amount, will be issued to the designated transferee or transferees.

              No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         12. Unless otherwise defined herein, all terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         13. The Indenture and this Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

         14. If indicated on the face hereof that this Note is a Global Security, no holder of any beneficial interest in this Note held on its behalf by a Depositary or a nominee of such Depositary shall have any rights under the Indenture with respect to such Global Security, and such Depositary or nominee may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall impair, as between a Depositary and such holders of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depositary as holder of any Security.

         15. If not indicated on the face hereof that this Note is a Global Security, this Note is exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same, as provided in the Indenture and subject to certain limitations therein set forth. If indicated on the face hereof that this Note is a Global Security, it is exchangeable in whole but not in part, for Notes registered in the names of Persons other than the Depositary or its nominee or in the name of a successor to the depositary or a nominee of such successor depositary only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Note or if at any time such Depositary shall no longer be eligible or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, and, in either case, a successor depositary is not appointed by the Company, or
(ii) the Company in its discretion at any time determines not to have all of the Notes represented by one or more Global Security or Securities. If this Note is exchangeable pursuant to the preceding sentence, it shall be exchangeable for Notes of like tenor and terms in definitive form in aggregate principal amount equal to the principal amount of the Global Security. Subject to the foregoing, if this Note is a Global Security it is not exchangeable, except for a Note or Notes of the same aggregate denominations to be registered in the name of such depositary or its nominee or in the name of a successor to the Depositary or a nominee of such successor depositary.

                                 ASSIGNMENT FORM

         To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

________________________________________________________________________________
             (Insert assignee's social security or tax I.D. number)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint  _______________________________________________________
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Dated: _______________  Your Signature:_________________________________________
                                       (Sign exactly as your name appears on the
                                        other side of this Security)

Signature Guaranty: ____________________________________________________________
                     (Signatures must be guaranteed by an
                      "eligible guarantor institution" meeting the requirements of the Transfer Agent, which requirements will include membership or participation in STAMP or such other
                      "signature guarantee program" as may be
                      determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.)

Social Security Number or Taxpayer Identification
Number:__________________________________________

                            OPTION TO ELECT REPAYMENT

         The undersigned hereby irrevocably requests and instructs the Company to repay the within Note (or portion hereof specified below) pursuant to its terms at a price equal to the applicable Repayment Price thereof together with interest to the Optional Repayment Date, to the undersigned at _________________
________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
        (Please print or typewrite name and address of the undersigned)

         If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the Holder elects to have repaid ___________________; and specify the denomination or denominations (which shall be in authorized denominations) of the Notes to be issued to the Holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid):
__________________.









                                       2